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                                                           FOR IMMEDIATE RELEASE

                                                      Contact:  Greg H. Guettler
                                                                       President
                                                                  (651) 687-9999


               HYPERTENSION DIAGNOSTICS ANNOUNCES EFFECTIVENESS OF
                    PRIVATE PLACEMENT REGISTRATION STATEMENT

ST. PAUL, MN - April 30, 2002 - Hypertension Diagnostics, Inc., (NASDAQ
SmallCap: HDII), announced today that its Registration Statement on Form S-3 (File No. 333-86658), filed on April 19, 2002, was declared effective at 10:00 a.m. Washington, D.C. time by the Securities and Exchange Commission. The Registration Statement relates to the registration of 1,970,000 shares of the Company's Common Stock, of which 1,850,000 shares are issuable to certain investors upon conversion of notes and exercise of warrants issued in connection with the Company's $2,000,000 private placement completed on March 27, 2002.

A registration statement relating to these securities was declared effective April 30, 2002. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This announcement shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

                                    - more -


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Page 2, Hypertension Diagnostics, Inc.
April 30, 2002



Forward-looking statements in this press release are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company wishes to caution readers not to place undue reliance on any forward-looking statements and to recognize that the statements are not a prediction of actual future results. Actual results could differ materially from those presented and anticipated in the forward-looking statements due to the risks and uncertainties set forth in the Company's 2001 Annual Report on Form 10-KSB under the caption "Risk Factors," as well as others not now anticipated.

                                      # # #

CVProfilor is a registered trademark of Hypertension Diagnostics, Inc. Hypertension Diagnostics, HDI/PulseWave , PulseWave and CVProfile are trademarks of Hypertension Diagnostics, Inc. All rights reserved.

Website: www.hdii.com

Investor Relations:                 Jens Dalsgaard and Tony Altavilla
                                    Managing Directors
                                    Redwood Consultants, LLC
                                    Mill Valley, CA  94941
                                    415-380-0500